SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                HEADWAY CORPORATE RESOURCES, INC.
        (Name of Registrant as Specified in Its Charter)

                Commission File Number:  0-23170

                         Not Applicable
    (Name of Persons Filing Proxy Statement If Other Than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:_______________________________
2) Aggregate number of securities to which transaction applies:_____________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________
4)  Proposed maximum aggregate value of transaction:_____
5)  Total fee paid:___________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
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the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule
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

                HEADWAY CORPORATE RESOURCES, INC.
                  850 Third Avenue, 11th Floor
                    New York, New York  10022

                 ANNUAL MEETING OF STOCKHOLDERS
                          JUNE 18, 1998

                   PROXY STATEMENT AND NOTICE
                     SOLICITATION OF PROXIES

      The enclosed proxy is being solicited by the Board of Directors of Headway Corporate Resources, Inc., 850 Third Avenue, 11th Floor, New York, New York 10022, a Delaware corporation ("Headway" or the "Company"), for use at the Annual Meeting of the Stockholders of Headway (the "Annual Meeting") to be held at 3:30 p.m., on June 18, 1998, at the principal office of the Company listed above, and at any adjournment thereof. This Proxy Statement, together with the Company's 1997 Annual Report, serves as notice of the Annual Meeting, a description of the proposals to be addressed at the Annual Meeting, and a source of information on the Company and its management.

      Stockholders may revoke their proxies by delivering a written notice of revocation to the Secretary of the Company at any time prior to the exercise thereof, by the execution of a later-dated proxy by the same person who executed the prior proxy with respect to the same shares, or by attendance at the Annual Meeting and voting in person by the person who executed the prior proxy.

      The solicitation will be primarily by mail but may also include telephone, telegraph, or oral communication by officers or regular employees. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. All costs of soliciting proxies will be borne by the Company. The approximate mailing date of the proxy statement and proxy to stockholders is May 14, 1998.

      All proxies will be voted as specified. In the absence of specific instructions, proxies will be voted FOR:

      (1)   the  election of E. Garrett Bewkes, III and  Ehud  D.
Laska, as Class 2 Directors of Headway to serve for a term of three years and until their successors are duly elected and qualified;

     (2) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1998; and

      (3) approval of all other matters by the persons named in the proxies in accordance with their judgment.

PLEASE  SIGN  YOUR  NAME  EXACTLY AS IT  APPEARS  ON  THE  PROXY.
STOCKHOLDERS RECEIVING MORE THAN ONE PROXY BECAUSE OF SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.

OUTSTANDING SHARES AND VOTING RIGHTS

      Record  Date.   Stockholders of  record  at  the  close  of
business on April 27, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      Shares Outstanding. As of April 27, 1998, a total of 9,762,578 shares of the Company's Common Stock (the "Common Stock"), were outstanding and entitled to vote at the Annual Meeting. As of the Record Date, the Company had one class of preferred stock outstanding, Series F Convertible Preferred Stock, which is not entitled to vote on any of the matters to be voted upon by stockholders at the Annual Meeting.

      Voting Rights and Procedures. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. The Company's Bylaws and Delaware law require the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote to constitute a quorum to convene the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

       Stockholder Proposals for the 1999 Annual Meeting. Proposals from stockholders intended to be included in the Company's proxy statement for the 1999 Annual Meeting must be received by the Secretary of the Company on or before January 14, 1999 (not less than 120 days prior to the day in 1998 which corresponds to the date on which this Proxy Statement is released to stockholders), and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                      ELECTION OF DIRECTORS
                        (PROPOSAL NO. 1)

      The Company's Certificate of Incorporation and Bylaws provide that the Board be divided into three classes to be designated as Class 1, Class 2 and Class 3, each of which is to be as nearly equal in number as possible. The Directors in each Class serve for a term ending on the date of the third annual meeting following the meeting at which the Directors of that Class are elected. At the 1998 Annual Meeting, Directors of Class 2, consisting of two persons, are up for election to serve until the annual meeting of stockholders in the year 2001.

      The Board of Directors has nominated for election as the Class 2 Directors E. Garrett Bewkes, III and Ehud D. Laska, who currently serve in those positions.

      Set forth below under the caption "DIRECTORS AND EXECUTIVE OFFICERS", is information on the age, presently held positions with the Company, principal occupation now and for the past five years, other directorships in public companies, and tenure of service with the Company as a Director for each of the nominees.

      Each Director is elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

The Board Recommends a Vote "FOR" The Nominees

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                        (PROPOSAL NO. 2)

      The accounting firm of Ernst & Young LLP ("Ernst & Young") has been approved by the Board, upon recommendation by the Audit Committee, to serve as independent auditors of the Company for 1998, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the Annual Meeting. Ernst & Young served as independent auditors of the Company since 1996. The Company has been advised that neither Ernst & Young nor any of its members or associates has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's independent auditors.

      Representatives of Ernst & Young will be present at the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement if they desire, and will be available to respond to appropriate questions from stockholders.

      The  affirmative vote of a majority of the shares of Common
Stock represented at the Annual Meeting in person or by proxy is required to approve the selection of Ernst & Young to serve as independent auditors of the Company for 1998.

The Board of Directors Recommends a Vote "For" the Ratification of the Appointment of Ernst & Young LLP.

   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth as of April 27, 1998, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.


                                 Amount and Nature of
                                 Beneficial Ownership

Principal Stockholders                              Options,
                                       Common     Warrants and    Percent of
                                       Shares      Rights (1)      Class (2)

Gary S. Goldstein (3)                 1,752,005      171,666         19.4
850 Third Avenue
New York, NY 10022

Barry S. Roseman (3)                    383,629      130,000          5.2
850 Third Avenue
New York, NY 10022

Edward E. Furash                        599,232          -0-          6.1
2001 L Street, N.W.
Washington, DC 20036

GarMark Partners, L.P. (4)                 -0-     2,222,222         22.8
1325 Avenue of the Americas
26th Floor
New York, NY 10019

Moore Global Investments, Ltd. (5)         -0-       833,333          7.9
Remington Investment Strategies, L.P.
c/o Moore Capital
1251 Avenue of the Americas
53rd Floor
New York, NY 10020

ING (U.S.) Capital Corporation         575,000          -0-           5.9
135 East 57th Street
New York, NY 10022

Officers, Directors and Nominees

G. Chris Andersen                       49,965        5,000           0.6
1330 Avenue of the Americas
New York, NY 10019

E. Garrett Bewkes, III (4)                 -0-       10,000           0.1
1325 Avenue of the Americas
26th Floor
New York, NY 10019

Bruce R. Ellig                          50,000       15,000           0.7
25 East End Avenue
New York, NY  10028

Ehud D. Laska                           19,986      189,856           2.1
630 Fifth Avenue
New York, NY 10111

Richard B. Salomon                      49,965        5,000           0.6
620 Fifth Avenue
New York, NY 10020

Glen R. Sergeon                            -0-       10,000           0.1
437 Madison Avenue, 18th Floor
New York, NY 10022

Philicia G. Levinson                    66,621       11,667           0.8
850 Third Avenue
New York, NY 10022

All Executive officers and           2,372,171    2,770,411          41.0
  Directors as a Group (6)

(1) These figures represent options and warrants that are vested or will vest within 60 days from the date as of which information is presented in the table.

(2) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options, warrants, or conversion rights, and percentage ownership of all officers and directors of a group assuming all such purchase or conversion rights held by such individuals are exercised.

(3) Messrs. Goldstein and Roseman are also officers and directors of the Company.

(4) GarMark Partners, L.P., is the holder of Series F Convertible Preferred Stock of the Company, which is convertible to the number of shares of Common Stock reflected in the table, subject to adjustment in certain circumstances. E Garrett
Bewkes, III, and Mark Solow are the Managing Members of GarMark Associates L.L.C., the general partner of GarMark Partners, L.P., and, therefore, these persons may be deemed to have shared voting and investment control with respect to such shares.

(5) Moore Capital Management, Inc. ("MCM"), is the discretionary investment manager of Moore Global Investments, Ltd., a Bahamian corporation ("MGI"). MGI is the holder of Series F Convertible Preferred Stock of the Company, which is convertible to 683,333 shares of Common Stock, subject to adjustment in certain circumstances. Moore Capital Advisors, LLC ("MCA"), is the discretionary investment manager and general partner of Remington Investment Strategies, L.P., a Delaware limited partnership ("RIS"). RIS is the holder of Series F Convertible Preferred Stock of the Company, which is convertible to 150,000 shares of Common Stock, subject to adjustment in certain circumstances. Louis M. Bacon is the Chairman and Chief Executive Officer, director, and controlling equity owner of both MCM and MCA. Accordingly, Mr. Bacon and MCM, and Mr. Bacon and MCA, respectively, may be deemed to have shared voting and investment control with respect to the shares held, respectively, by MGI and RIS.

(6) The figure for options, warrants and rights includes the shares of GarMark Partners, L.P., because of the relationships described in Note (4) to the table.

                DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

      The following table sets forth the names, ages, and positions with the Company for each of the directors and officers of the Company. The Board of Directors is divided into three classes, and only one class of directors is elected at each annual meeting of stockholders. The table indicates the class of which each director is a member and the year in which his term expires based on the class.


Name                        Age      Positions (1)                  Term Ends

Gary S. Goldstein           43       Chairman, Chief Executive       Class 1
                                     Officer and Director              1999

Barry S. Roseman            45       President, Treasurer, Chief     Class 1
                                     Operating Officer and Director    1999

G. Chris Andersen           60       Director                        Class 3
                                                                       2000

E. Garrett Bewkes, III (2)  47       Director                        Class 2
                                                                       1998

Bruce R. Ellig              61       Director                        Class 1
                                                                       1999

Ehud D. Laska (2)           48       Director                        Class 2
                                                                       1998

Richard B. Salomon          50       Director                        Class 3
                                                                       2000

Glen R. Sergeon             48       Director                        Class 3
                                                                       2000

Philicia G. Levinson        34       Senior Vice President and         N/A
                                     Secretary

(1) All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

(2)   E.  Garrett  Bewkes, III and Ehud D. Laska are  members  of
Class 2 of the Board of Directors, and have been nominated by the Board for re-election at the Annual Meeting. See "PROPOSAL NO. 1
-- ELECTION OF DIRECTORS", above.

      The following is information on the business experience of each director and officer.

      Gary S. Goldstein has served in a number of executive positions with the Company and its predecessors over the past twelve years, including, Chairman, President, and Chief Executive Officer. He is currently a director and executive officer of each of the Company's subsidiary corporations. Mr. Goldstein has extensive experience in human resource recruitment within all areas of the financial services industry. Prior to entering the recruitment industry, Mr. Goldstein was on the audit and
consulting  staffs of Arthur Andersen & Co., in  New  York.   Mr.
Goldstein is an active member of the Young Presidents' Organization, Inc., and serves on its Metro Division Board of Directors. He is also an active member of The Brookings Council of the Brookings Institution, The Presidents Association of the American Management Association, and is listed in Who's Who in Finance and Industry.

      Barry S. Roseman oversees all operation of the Company and its subsidiaries. He joined the Company as its Senior Executive Vice President and Chief Operating Officer in January 1992, and became President in September 1996. He is currently a director and executive officer of each of the Company's subsidiary corporations. For nine years prior to 1992, Mr. Roseman was employed at FCB/Leber Katz Partners, Inc., a division of True North Communications, Inc., in various positions; most recently as Senior Vice President Director of Agency Operations.

      G. Chris Andersen became a director of the Company in June 1995. He is one of the founders of Andersen, Weinroth & Co., L.P., a merchant banking firm, which commenced operations in January 1996. For over five years prior to 1996, Mr. Andersen served as the Vice Chairman of PaineWebber Incorporated. Mr. Andersen also serves as a director of three other public companies, Sunshine Mining and Refining Company, TEREX Corporation, and All Star Systems, Inc.

      E. Garrett Bewkes, III, became a director of the Company in March 1998 pursuant to the terms of the new financing obtained by the Company in that month. From November 1995 to the present he has served as a Managing Member of GarMark Associates L.L.C. He was a member of the Management Committee of Investcorp International, Inc., from March 1994 to November 1995, where he headed the North American Investment Group. Mr. Bewkes was with Bear Stearns and Co., Inc., for nine years prior to March 1994, most recently as Vice Chairman and Co-Head of Investment Banking. From June 1994 to the present, Mr. Bewkes has served as a director of Saks Holdings, Inc., in New York City.

      Bruce R. Ellig became a director of the Company in April 1997. Currently Mr. Ellig is an independent consultant and adviser on human resource matters. From 1985 through October 1996, Mr. Ellig served as a Corporate Vice President of the research-based health care company, Pfizer Inc., with worldwide responsibility for its personnel functions. He is a member of the American Compensation Association and the Society for Human Resource Management ("SHRM"). Mr. Ellig was the Chairman of the SHRM board in 1996. Prior to his retirement from Pfizer, Mr.
Ellig was a member of many human resource organizations, and received numerous awards for his contributions to the field. He is a fellow of the National Academy of Human Resources, and is listed in Who's Who in Finance and Industry, the East, America, and the World.

      Ehud D. Laska was appointed a director of the Company in August 1993. He is the Chairman of Coleman and Company Securities, Inc., a member firm of the National Association of Securities Dealers, Inc. Mr. Laska is also a founding partner and President of InterBank Capital Group, LLC. Through these firms, Mr. Laska specializes in building up companies through same industry consolidation and acquisitions. From August 1994 to February 1996, Mr. Laska served as a managing director at the investment banking firm of Continuum Capital, Inc. While serving as a Managing Director with Tallwood Associates, Inc., a boutique investment banking firm, from May 1992 to August 1994, Mr. Laska founded the Private Equity Finance Group, which merged with Continuum Capital, Inc. in August 1994.

      Richard B. Salomon became a director of the Company in June 1995. He has been engaged in the private practice of law for the past five years, during which period he has been a partner in the law firm of Christy & Viener, counsel to the Company. Mr.
Salomon's practice is primarily in the areas of real estate and corporate law. He currently serves as a director of Tweedy Browne Fund, Inc., a mutual fund based in New York City.

     Glen R. Sergeon became a director of the Company in November 1997. From May 1995 to the present, he has served as a Managing Director of Schroder Real Estate Associates, an asset management firm based in New York City. Mr. Sergeon was a principal of TCB, L.L.C., a firm engaged in the business of acquiring failed thrift institutions, from June 1993 to 1995. Prior to June 1993, Mr.
Sergeon was a managing director at CitiCorp, where he was responsible for managing municipal finance projects.

      Philicia G. Levinson was appointed Secretary of the Company in September 1996. She has served as Senior Vice President, Director of Corporate Development and has managed the Company's acquisition activities since April 1995. She was hired by the Company in December 1992 to provide marketing consulting services to investment banking clients.

Board Meetings and Committees/Compensation

     The Board of Directors has established four committees. The Compensation Committee considers salary and benefit matters for the executive officers and key personnel of the Company. The members of the Compensation Committee include G. Chris Andersen,
E. Garrett Bewkes, III, Bruce R. Ellig, and Ehud D. Laska. The Finance Committee assists the Board in areas of financing proposals, budgeting, and acquisitions. The members of the Finance Committee include Gary S. Goldstein, Barry S. Roseman, G. Chris Andersen, E. Garrett Bewkes, III, Ehud D. Laska, and Richard B. Salomon. The Audit Committee is responsible for financial reporting matters, internal controls, and compliance with financial polices of the Company, and meets with the Company's auditors when appropriate. The members of the Audit Committee include E. Garrett Bewkes, III, Ehud D. Laska, and Richard B. Salomon. The Stock Incentive Plan Committee administers the Company's 1993 Incentive Stock Plan, assists the Board in evaluating incentive stock compensation arrangements, and recommends to the Board incentive stock awards. The members of the Stock Incentive Plan Committee are G. Chris Andersen, E. Garrett Bewkes, III, Bruce R. Ellig, and Ehud D. Laska.

     The Board of Directors met five times during the past fiscal year. All directors attended at least 75% of the meetings of the Board of Directors. The Compensation Committee and Stock Incentive Committee met together four times in 1997, and all director members of those committees attended at least 75% of the meetings, except for Bruce R. Ellig who attended two of the three meetings held after he became a member. The Finance Committee met twice in 1997, and all director members of that committee attended at least 75% of the meetings, except for G. Chris
Andersen who attended one of the meetings. The Audit Committee met once during 1997, and all director members of that committee attended the meeting.

      Prior to September 1997, non-employee directors were paid $1,000 for attendance at each Board meeting, and reimbursed for travel expenses. After September 1, 1997, non-employee directors receive $2,500 for each meeting of the Board of Directors attended, and $500 for each committee meeting attended, which is held on a day other than a day when a Board of Directors meeting is also held. Non-employee directors receive in September of each year options to purchase 5,000 shares of the Company's Common Stock exerciseable over a period of ten years at an exercise price equal to the fair market value of the Company's Common Stock on the date of issuance. Non-employee directors also receive at the time they are first elected or appointed to the board of directors options to purchase 10,000 shares of the Company's Common Stock exerciseable over a period of ten years at an exercise price equal to the fair market value of the Company's Common Stock on the date of issuance.

Section 16(a) Filing Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto.

Significant Employees

      The following is information on positions with the Company and business experience of employees whom the Company believes will make significant contributions to its business.

      Irene Cohen, age 61, has served as a Vice Chairman and Executive Vice President of Headway Corporate Staffing Services, Inc., a subsidiary of the Company ("HCSS"), President and Chief Executive Officer of Corporate Staffing Alternatives, Inc., a subsidiary of HCSS ("CSA"), and a director of Headway Personnel, Inc. ("HPI"), a subsidiary of HCSS, since May 31, 1996. She is a founder of Irene Cohen Temps, Inc. ("ICT"), CSA, and HPI, all corporations acquired by the Company in 1996, and served as a director and executive officer of those corporations prior to their acquisition by the Company.

     Michael List, age 41, has served as President and a director of HCSS, ICT, and Certified Technical Staffing, Inc., a subsidiary of HCSS ("CTS"), since May 1996. Prior to the Company's acquisition of these corporations in 1996, Mr. List served with them as a director and executive officer. Mr. List currently serves on the Board of the New York Association of Temporary Services.

      Ronald Wendlinger, age 43, has served since May 1996  as  a
Vice Chairman and Executive Vice President of HCSS, and as a director and executive officer of ICT and CTS. In this role, Mr. Wendlinger is responsible for all sales and marketing activities of HCSS. Mr. Wendlinger was employed by these corporations in various positions during the four year period prior to their acquisition by the Company in May 1996.

                     EXECUTIVE COMPENSATION

Annual Compensation

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the prior fiscal years ended December 31, 1997, 1996, and 1995, of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

Name and Principal               Annual Compensation                 Long Term     All Other
Position                                                           Compensation  Compensation
                                                                                      (1)

                                                     Other Annual    Options/
                       Year   Salary($)   Bonus($)   Compensation    SARs (#)
Gary S. Goldstein      1997   300,000     425,000    44,222          250,000       2,375
Chairman, Chief        1996   470,000     210,000    51,388               --       2,375
Executive Officer      1995   470,000      90,000    28,483           50,000       2,310

Barry S. Roseman       1997   250,000     169,000    24,416               --       2,375
President, Chief       1996   250,000     150,000    25,230           50,000       2,375
Operating Officer      1995   250,000      50,000    24,379           60,000       2,310

Philicia G. Levinson   1997   100,000      80,000        --               --       1,750
Senior Vice President, 1996   100,000      70,000        --               --       2,062
Secretary              1995    94,375      35,000        --           10,000       1,180

(1) Represents contributions by the Company to the defined contribution 401(k) plan.

Employment and Other Arrangements

      The Company adopted in 1993 a form employment agreement for its executive officers and key employees for the purpose of memorializing annual base compensation. The employment agreement also provides that the employee is entitled to participate in group insurance and benefit plans. Furthermore, the Company may, at its election, obtain key-man life insurance on the employee. From September 1993 through December 1996, Gary S. Goldstein and Barry S. Roseman each entered into employment agreements providing for annual compensation of $470,000 and $250,000, respectively.

      Beginning January 1, 1997, the Company implemented new compensation arrangements for Messrs. Goldstein and Roseman by resolution of the Board of Directors adopted on the recommendation of the Compensation Committee. Under the new arrangements, the base salaries of Messrs. Goldstein and Roseman have been fixed at $300,000 and $250,000, respectively. Additional incentive compensation is payable to each of them equal to an escalating percentage of the Company's annual earnings (before interest, income tax, depreciation, and amortization expenses) in excess of $3,000,000; provided, that the maximum cash compensation payable to Mr. Goldstein for any one year is $750,000, and the maximum payable to Mr. Roseman for any one year is $500,000. Messrs. Goldstein and Roseman may receive additional bonus or stock incentive compensation from time to time as determined by the Board of Directors on the recommendation of the Compensation Committee.

      The  Company maintains key-man life insurance  on  Gary  S.
Goldstein in the approximate amount of $5,644,000, Barry S. Roseman in the amount of $1,000,000, and on the lives of five other employees in the approximate amount of $3,631,000. All policies are owned by the Company, and the Company is the named beneficiary.

Defined Contribution Plan

     The Company had four qualified 401(k) contribution plans for their employees. Under the one plan the Company was required to make matching contributions up to 25% of the amount contributed by the employees. Employees are fully vested on their contributions when made, and are fully vested on employer contributions after five years of service. Contributions to the plans for the fiscal years ended December 31, 1997 and 1996, were $53,000 and $55,000, respectively. At January 1, 1998, the
Company replaced all existing 401(k) plans with a new plan covering substantially all employees. The new plan does not require matching contributions by the Company.

Stock Options

      The following table sets forth certain information with respect to grants of stock options during 1997 to the Named
Executive Officers pursuant to the Company's 1993 Incentive Stock
Plan ("Plan").

                                        % of Total
                        Number of      Options/SARs
                        Securities      Granted to     Exercise or
Name and Principal      Underlying     Employees in    Base Price    Expiration
Position             Options Granted   Fiscal Year       ($/Sh)         Date

Gary S. Goldstein        250,000           40.3           4.13         2/26/07
Chairman, Chief
Executive Officer

Barry S. Roseman              --             --             --              --
President, Chief
Operating Officer

Philicia G. Levinson          --             --             --              --
Senior Vice President,
Secretary

      The following table sets forth certain information with respect to unexercised options held by the Named Executive
Officers as of December 31, 1997. No outstanding options held by the Named Executive Officers were exercised in 1997.

                          Number of Securities        Value of Unexercised
Name and Principal       Underlying Unexercised       In-the-Money Options
Position                        Options                 at FY End ($) (1)
                             at FY End (#)
                      Exerciseable/Unexerciseable   Exerciseable/Unexerciseable

Gary S. Goldstein           88,333/ 266,667              135,781/ 80,000
Chairman, Chief
Executive Officer

Barry S. Roseman          130,000/ 20,000                215,938/ 31,875
President, Chief
Operating Officer

Philicia G. Levinson       11,667/ 3,333                  18,594/ 5,312
Senior Vice President,
Secretary

(1) This value is determined on the basis of the difference between the fair market value of the securities underlying the options and the exercise price at fiscal year end.

      The Plan was adopted by the Company's board of directors in August 1993, and approved by the Company's stockholders in October 1993. The Plan provides for the grant of awards in the form of options to purchase shares of Common Stock, stock appreciation rights, shares of Common Stock subject to vesting and/or forfeiture restrictions, or any combination thereof. Awards under the Plan are granted by a committee (the "Committee") consisting of at least two disinterested directors of the Company appointed by the Company's board of directors. The maximum number of shares of Common Stock issuable pursuant to awards granted under the Plan is 3,771,567 shares. Directors (other than directors serving on the Committee), officers, and key employees of the Company who are expected to make significant contributions to the Company are eligible to receive Plan awards upon such terms, and subject to such conditions as the Committee, in its sole discretion, shall determine, including, without limitation, the number of shares issuable pursuant to the award, type of award, restrictions upon the exercise of awards, vesting conditions, and the manner of payment to be accepted for awards. The Committee is authorized, within the provisions of the Plan, to amend certain of the terms of outstanding awards, and to modify or extend outstanding options with a higher exercise price than new options.

     During 1997, the Company granted options to purchase 641,962 shares of Common Stock to a number of employees. The exercise price for all options granted is the fair market value of the Company's Common Stock on the date of grant based on the price in the over-the-counter market, and range from $3.94 to $5.50 per share for grants in 1997. A total of 161,964 options were canceled during the year, leaving 1,699,912 options outstanding at December 31, 1997. The vesting period for outstanding options varies, and includes immediate vesting, vesting over three years subject to continued employment by the Company, and vesting over five years subject to continued employment by the Company. Furthermore, all options are exerciseable for periods of either five or ten years from the date of grant; provided, that all options expire one month following the date on which employment is terminated for any reason.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following discussion includes certain relationships and related transactions which occurred during the Company's fiscal year ended December 31, 1997, as well as the interim period ended
March 31, 1998.

Rights of Series F Stock

       In  March  1998,  the  Company  obtained  $105,000,000  of financing consisting of $85,000,000 in debt and $20,000,000 of equity financing. The equity financing was obtained through the sale of 1,000 shares of Series F Convertible Preferred Stock of the Company ("Series F Stock"). GarMark Partners, L.P.
("GarMark"), Moore Global Investments, Ltd. ("Moore"), and Remington Investment Strategies, L.P. ("Remington"), purchased 666.67, 205, and 45 shares of the Series F Stock, respectively. The Series F Stock is convertible to Common Stock of the Company on the basis of the liquidation preference of the Series F Stock at a conversion price of $5.58 per share, subject to adjustment in certain circumstances including a provision to the effect that conversion within the first two years of the date of issuance will be at a conversion price of $6.00 per share. Assuming
GarMark, Moore, and Remington each converted their shares of Series F Stock, they would receive 2,222,222, 683,333, and 150,000 shares of Common Stock, respectively, which together would represent approximately 23.8% of the outstanding shares assuming no other outstanding options, warrants, or rights were exercised. Consequently, GarMark, Moore, and Remington would have, assuming conversion of their Series F Stock, a significant voice in any matter voted on by the stockholders of the Company.

      The terms of the Series F Stock also provide that GarMark has the right to designate for election one voting member of the Company's Board of Directors and one voting member of each committee of the Board. Each of GarMark and Moore also have the right to designate one non-voting observer of the Company's Board of Directors and one non-voting observer to each of the committees of the Board. Pursuant to these requirements, the Company appointed E. Garrett Bewkes, III, the designee of GarMark, as a director of the Company and a member of each committee of the Board.

      If  at  any time there is a default in the payment  of  any dividend on the Series F Stock, which remains unpaid for four consecutive quarters, or if the Company fails to redeem any shares of Series F Stock when required at the election of the holders on the occurrence of a default or breach of the terms of the Series F Stock, then the Company is required to increase the number of directors constituting the Board by such number that the number of directors nominated and elected by the holders of the Series F Stock is at least one-third of the entire Board and the holders of the Series F Stock shall have the exclusive right to nominate and elect the new directors. In the event the default or breach is subsequently cured, the right of the holders of the Series F Stock to nominate and elect one-third of the Board terminates.

      At the time the terms of the financing and Series F Stock were negotiated between the Company and the participants, none of the participants, including, GarMark, Moore, Remington, and E.
Garrett Bewkes, III, were affiliated with the Company.

Sale of Furash

      In December 1997, the Company sold its wholly owned subsidiary, Furash & Company, inc. ("Furash"), to InterBank/ Furash, Inc., a privately held corporation ("IBF"), in exchange for 1,500 shares of Series A Preferred Stock of IBF. Furash is a service organization engaged in the business of offering consulting and related services to the banking and financial services industries. The sale of Furash represents a determination by the Company to focus on its core business of staffing solutions and human resource management and divest itself of non-core business activities.

      The IBF Series A Preferred Stock carries an 8% cumulative dividend payable quarterly and has a preference in liquidation of $1,000 per share, or a total of $1,500,000. The Series A Preferred Stock may be redeemed by IBF at any time at a value of $1,000 per share, and must be redeemed by IBF at the rate of 250 shares per year commencing December 31, 1998. In 1997, the Company recorded a loss on the sale of Furash of approximately $2,600,000.

     In connection with the transaction, the Company made a short-term working capital advance to Furash, which was repaid within a week following the sale of Furash. In addition, the Company
acquired   from  Furash  a  warrant  to  purchase  common   stock
representing approximately 18% of the outstanding capital stock of Furash exerciseable over a term of 10 years at a price of $0.10 per share.

      Ehud D. Laska, a director of the Company, is also an owner, officer, and director of IBF. Because of this relationship, the sale of Furash was approved by a committee of the Board of Directors of the Company consisting solely of directors who were disinterested with respect to the transaction. In connection with the transaction, all obligations of the Company under the employment agreement between Furash and Edward E. Furash, a former director of the Company, were terminated. Following the sale of Furash, Mr. Furash resigned his directorship with the Company in April 1998.

Other Matters

      In May 1996, the Company loaned a total of $507,366 to 10 employees and certain directors of the Company at 8% interest per annum payable quarterly over a term of five years. The funds were used by the employees and directors to purchase a total of 2,170 shares of the Company's Series A Convertible Preferred Stock ("Series A Stock") from True North Communications, Inc. ("True North"). These purchases were part of a total sale of 2,800 shares of Series A Stock by True North to 15 purchasers. The 2,800 shares of Series A Stock were convertible to a total of 1,332,412 shares of Common Stock. Loans made to persons who, at the time of the transaction, were officers and directors of the Company (Gary S. Goldstein received a loan of $59,059 to purchase 235 shares of Series A Stock and Barry S. Roseman received a loan of $157,608 to purchase 631 shares of Series A Stock) are collateralized by the Series A Stock purchased and additional assets with a value in excess of the principal amount of each loan. Prior to the sale of Series A Stock, True North had a voice in all acquisition and financing activities of the Company under the original agreement pursuant to which True North acquired the Series A Stock. Sale of the Series A Stock terminated True North's participation in the affairs of the Company. Sale of the Series A Stock also provided an opportunity to give management and other employees a greater equity interest in the Company as an incentive for future performance. Accordingly, the disinterested directors of the Company approved the loans to facilitate the sale of Series A Stock. By the end of 1997, all shares of Series A Stock were converted to Common Stock of the Company.

      In May 1996, the Company entered into a Credit Agreement with ING (U.S.) Capital Corporation ("ING"), under which ING made a term loan to the Company and established a revolving credit facility for the Company. In connection with this financing arrangement, the Company granted to ING a warrant to purchase 575,000 shares of Series E Convertible Preferred Stock of the
Company ("Series E Stock"), at an exercise price of $0.02 per share. The Series E Stock was convertible at the election of the holder to Common Stock of the Company at the rate of one share for one share. In 1998, ING exercised the warrant and converted the Series E Stock to 575,000 shares of Common Stock. The Company also entered into a Registration Rights Agreement with ING pertaining to the Common Stock of the Company issuable on conversion of the Series E Stock. Pursuant to the Registration Rights Agreement, the Company filed under the Securities Act of 1933 a shelf registration covering the Common Stock issuable to ING, and is required to keep the registration effective until the shares are sold.

      Richard B. Salomon, a director of the Company, is also a partner in the law firm of Christy & Viener, which represents the Company on various legal matters from time to time. In 1997 and 1996, Christy & Viener received total payments of $282,000 and $246,266, respectively, from the Company for legal services and costs.

      In November 1997, Gary S. Goldstein was indebted to the Company in the aggregate amount of $927,777, which represented principal and accrued interest on outstanding loans that originated in 1993. With the approval of the Board of Directors (Mr. Goldstein not participating) given on the recommendation of the Compensation Committee, the Company purchased from Mr.
Goldstein 83,462 shares of the Company's Common Stock for $438,178 or a price of $5.25 per share, which was the closing bid price for the Company's Common Stock on the date the transaction was approved by the Compensation Committee. Out of the purchase price for the stock, $60,611 paid all accrued interest on the loans, $289,931 was applied to reduce principal, and $87,636 was retained by Mr. Goldstein to cover his income tax liability arising from the transaction. The remaining balance of the loan in the amount of $637,846 was repaid in March 1998, by Mr. Goldstein in cash.

                           FORM 10-KSB

UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO STOCKHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO BARRY S. ROSEMAN, PRESIDENT, HEADWAY CORPORATE RESOURCES, INC., 850 THIRD AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10022.

                          OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

     Please sign the enclosed proxy and return it in the enclosed return envelope.

Dated:  May 14, 1998

APPENDIX/PROXY FORM

                HEADWAY CORPORATE RESOURCES, INC.
                  850 THIRD AVENUE, 11TH FLOOR
                    NEW YORK, NEW YORK  10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary S. Goldstein and Barry S. Roseman as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Headway Corporate Resources, Inc. (the "Company") held of record by the undersigned on April 27, 1998, at the Annual Meeting of Stockholders to be held on June 18, 1998, and at any adjournment or postponement thereof.

(1)   The  election of each of the following persons as  Class  2 directors of the Company to serve for a term of three years and until their successors are duly elected and qualified

      E.  Garrett Bewkes, III      For [ ]      Against [ ]    Abstain [ ]
      Ehud D. Laska                For [ ]      Against [ ]    Abstain [ ]

(2) Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1997; and

      For [ ]             Against [ ]            Abstain [ ]

(3) The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Annual
Meeting.

THIS  PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE  MANNER
DIRECTED  HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Dated:________________________, 1998

____________________________________

____________________________________

Please date this Proxy and sign it exactly as your name or names appear below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD  USING
THE  ENCLOSED  ENVELOPE.  IF YOUR ADDRESS IS  INCORRECTLY  SHOWN,
PLEASE PRINT CHANGES.